UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 18, 2010, the Board of Directors of Optical Cable Corporation (“OCC”) formed a Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) consisting of three (3) independent members of the Board of Directors. Mr. Randall H. Frazier will serve as Chairman of the Nominating and Corporate Governance Committee. Messrs. Craig H. Weber and John B. Williamson, III, will serve as the other members of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will: (i) review the qualifications of candidates to serve on the Board of Directors and for each election of Directors recommend nominees for consideration by the full Board of Directors, (ii) review and make recommendations to the Board of Directors on matters of Director independence and corporate governance of the Board, and (iii) have such other duties as set forth in the Nominating and Corporate Governance Committee Charter to be adopted by the Board of Directors.

Mr. Neil Wilkin, Chairman of the Board of Directors, President and Chief Executive Officer, recommended that the Board of Directors form the Nominating and Corporate Governance Committee, and the Board unanimously approved its formation. The Nominating and Corporate Governance Committee will begin its duties after the election of Directors at the Annual Meeting of Shareholders to be held on March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: March 18, 2010

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